POWER OF ATTORNEY

The undersigned hereby constitute and appoint Mark N. Jacobs, Michael A. Rosenberg, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Robert R. Mullery, and Jeff Prusnofsky and each of them singly, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Mellon Funds Trust (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Christopher E. Sheldon	President	December 13, 2006

Christopher E. Sheldon

/s/ James Windels	Treasurer	December 13, 2006

James Windels